UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

         On February 16, 2005, the shareowners of ArvinMeritor, Inc. approved amendments to the company’s 1997 Long-Term Incentives Plan (“LTIP”) and Incentive Compensation Plan (“ICP”). The purpose of the amendments was to enable certain awards under the LTIP and the ICP to qualify for favorable tax treatment under Section 162(m) of the Internal Revenue Code of 1986, as amended.

         In December 2004, the Compensation and Management Development Committee of the ArvinMeritor Board of Directors established a three-year cash performance plan ending September 30, 2007 under the LTIP, with performance goals based on the company’s total shareholder return relative to other automotive suppliers. Target awards under this performance plan to the most highly compensated executive officers of ArvinMeritor were made subject to forfeiture if the shareowners did not approve the amendments to the LTIP. With shareowner approval, these awards under the cash performance plan are no longer subject to forfeiture.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On February 16, 2005, Martin D. Walker retired from service on the Board of Directors of ArvinMeritor, Inc.

Item 9.01      Financial Statements and Exhibits

(c) Exhibits

10 – a – 1997 Long-Term Incentives Plan as amended and restated.
10 – b – Incentive Compensation Plan as amended and restated.
10 – c – Description of performance goals established in connection with cash performance plan under the 1997 Long-Term Incentives Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: February 16, 2005

EXHIBIT INDEX

Exhibit No.	Description

10 – a	1997 Long-Term Incentives Plan as amended and restated.
10 – b	Incentive Compensation Plan as amended and restated.
10 – c	Description of performance goals established in connection with cash performance plan under the 1997 Long-Term Incentives Plan.